Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Appoints Michael Nash to Board of Directors
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LOS ANGELES (December 7, 2023)—Hudson Pacific Properties, Inc. (NYSE: HPP), a unique provider of end-to-end real estate solutions for tech and media tenants, today announced that Michael Nash has been appointed to the company’s Board of Directors effective January 1, 2024. Nash will succeed outgoing board member Richard “Rocky” Fried, who will retire from the company’s Board at the end of the year.

Nash is the Co-Founder and Chairman of Blackstone Real Estate Debt Strategies. He is a member of the Real Estate Investment Committee for both Blackstone Real Estate Debt Strategies and Blackstone Real Estate Advisors, and he is also Executive Chairman of Blackstone Mortgage Trust, a NYSE listed REIT. Prior to Blackstone, Nash led Merrill Lynch’s Real Estate Principal Investment Group – Americas. He also served on Hudson Pacific’s Board of Directors from 2015 to 2019.

Victor Coleman, Chairman and CEO commented: “Rocky has been an invaluable advisor, strategist and partner since our IPO, and we are incredibly grateful for his service as Hudson Pacific has grown and evolved over the years. We are very fortunate to welcome Michael Nash back to our Board as his deep expertise with REITs and debt management will be beneficial for business in the current climate.”

Fried commented, “Serving on Hudson Pacific’s Board for the last 13 years has been an honor and a pleasure, and I am heartened to know my Board seat will be filled by Michael Nash, who is uniquely qualified to serve the company.”

About Hudson Pacific Properties

Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of

Hudson Pacific Properties, Inc.
Press Release

future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Senior Director, Communications
(310) 622-1781
lmurray@hudsonppi.com